               [*] Omitted pursuant to a request for confidential treatment filed separately with the Commission.



               MICROSOFT SUPPLY, MANUFACTURING, AND SERVICES
                               AGREEMENT

   This Microsoft Supply, Manufacturing, and Services Agreement ("Agreement") is made and entered into this 28th day of March, 1996 ("Effective Date"), by and between Microsoft Corporation ("MS"), a Washington, USA corporation, and Starpak, Inc. ("Starpak"), a Colorado corporation.

                                 RECITALS

   WHEREAS, MS is a developer, publisher and distributor of various consumer software products;

   WHEREAS, Starpak is a manufacturer and supplier of software product components; and

   WHEREAS, MS and Starpak desire that Starpak serve as one of the eligible manufacturers and suppliers to MS of Product Components, assemble certain MS Products, and otherwise provide services as detailed in the Statement of Work.

   Now, Therefore, in consideration of the covenants and conditions set forth below, the adequacy of which is agreed to and hereby acknowledged, the parties agree as follows:

                                AGREEMENT

1. DEFINITIONS. The following terms, whenever initially capitalized, shall have the following meanings for the purposes of this Agreement:

   (a) "MANUFACTURING" shall mean the manufacture and supply of Product Components and assembly of Products as described in the Statement of Work.

   (b) "PRODUCT(S)" shall mean such MS product(s), including Product Components, MS software, including any associated documentation and/or packaging, that MS may request Starpak to Manufacture pursuant to this Agreement, by the issuance of a purchase order.

   (c) "STATEMENT OF WORK" shall mean the attached Exhibit A, including any modifications made thereto pursuant to Section 13.

   (d) "FACILITY" shall mean the manufacturing facility operated and owned or leased by Starpak and located at Greeley, Colorado.

   (e) "BOM" shall mean the bill of materials document provided by MS to Starpak, which bill of materials identifies all materials comprising a given Product, including but not limited to the associated Product Components included in such Product. BOMs may be modified from time to time by MS at its sole discretion.

   (f) "PRODUCT COMPONENTS" shall mean the Product CD ROMs, Jewel Case Component, Disk Set Component, and Assembled Box Component.

   (g) "PRODUCT CD ROMS" shall mean the Product CD ROM media either supplied by MS or produced or procured by Starpak, but shall not include any MS software contained on the CD ROMs.

   (h) "ASSEMBLED BOX COMPONENT" shall mean fully assembled retail packaging,
including without limitation retail [      *      ] and all manuals and other
documentation that is to be included with the Product, but excluding the Product CD ROMs, Jewel Case Component, and Disk Set Component.

   (i) "JEWEL CASE COMPONENT" shall mean the fully assembled jewel case including all documentation and other printed material, such as the front and back liners but excluding the Product CD ROMs, to be included as an insert in the jewel case.

   (j) "DISK SET COMPONENT" shall mean the fully assembled disk set including polyvinyl disk baggies and duplicated disks either supplied by MS and those produced or procured by Starpak, but excluding any MS software contained on the disk media.

   (k) "SHIPPING LOCATION" shall mean the entity to whom MS authorizes Starpak to ship Products that are Manufactured pursuant to this Agreement.

   (l) "MS DELIVERABLES" shall mean and include all MS proprietary material, including without limitation BOMs, MS specifications, workmanship standards, code material (including source code), and documentation of any kind or description and in any form including compact disk, other disks or diskettes, tape, text or any electronic or other medium supplied by MS or at its direction for the Manufacture of Products under this Agreement.

   (m) "INTELLECTUAL PROPERTY" shall mean any and all trademarks, copyrights, patents and other proprietary rights comprising or encompassing a given Product. The term includes the Intellectual Property in all MS Deliverables.

   (n) "INVENTORY" includes finished Product units, work-in-process, Product Components or raw materials pertaining to the Agreement that contains MS software, trademarks, copyrighted material, logos or other proprietary material.

   (o) "PRICE" OR "PRICES" as used in this Agreement means the amounts to be paid by MS to Starpak for the manufacture and supply of Product Components and assembly of Products to be performed by Starpak pursuant to this Agreement. Prices are set forth on Exhibit B and Exhibit C and are subject to revision as provided therein.

2. MANUFACTURING AND SERVICES.

   (a) GENERAL. Starpak hereby agrees to Manufacture Products, including without limitation to manufacture and supply Product Components and/or to assemble Products, at the Facility and pursuant to the terms and conditions set forth herein, including without limitation in the Statement of Work. Starpak shall not conduct Manufacturing at any location other than the Facility without MS's prior written approval, such approval not to be unreasonably withheld.

   (b) INVENTORY. All of the Product Components and final Product Inventory shall be held exclusively for assembly and distribution to Shipping Locations as authorized by MS and for no other purpose, use or disposition, except as may be directed by MS. Starpak shall cause the Inventory to be free and clear of any and all liens, encumbrances and other claims of its creditors.

   (c) MINIMUM PRODUCTION CAPACITY. Except as provided in the Statement of Work, Starpak covenants and agrees to maintain at all times during the term of this Agreement the capacity to Manufacture at the Facility a minimum of 400,000 finished Product units per week (defined as 12:01 AM Saturday through
12:00 PM Friday), at a rate of 80,000 units per day.   MS may modify a
specific weekly build forecast with [    *    ] notice by the issuance of a
Purchase Order pursuant to Exhibit B, or as the parties may otherwise agree.

   (d) CUSTOMER SERVICE REQUIREMENT. Starpak agrees to conduct Manufacturing in accordance with the reporting/communication requirements identified in the Statement of Work.

   (e) NON-EXCLUSIVITY. This Agreement is not an exclusive agreement. While it is MS' intent for Starpak to be their primary provider of finished Product
for [          *          ], at all times MS shall have the right to appoint
third parties to perform Manufacturing services for MS.

   (f) NON-CONFORMING PRODUCT. Starpak shall promptly replace and deliver, within two weeks from notification, at no charge to MS or its customers, any non-conforming Product if any shipment of Product, or any portion of it, to any Shipping Location fails to meet the quality standards specified in the Statement of Work. In the event MS determines that a Product recall is necessary due to a breach of Starpak's warranties hereunder, or due to a manufacturing defect, Starpak shall cooperate with MS in all respects to conduct such recall at Starpak's expense; provided that if Starpak has given prior notice of the possible defect and recommended against shipment and the Product is nonetheless shipped at MS's direction, or if the recall is necessary because of a MS error, the recall on account of that defect shall be at MS's expense, but Starpak shall still cooperate with it, and in such a case, MS shall reimburse Starpak for the costs of producing and distributing the replacement Products.

   (g)
[                              *                              ]
[                              *                              ]
[                              *                              ]
[                              *                              ]


3. PRICE AND PAYMENT.

   (a) GENERAL. MS agrees that Starpak shall be compensated for the manufacture and supply of Product Components and assembly of Products provided hereunder pursuant to the Price and Payment terms and conditions set forth in Exhibit B and Exhibit C attached hereto. All payments made by MS to Starpak shall be in United States Dollars.

   (b) QUANTITY. The quantity of Product to be used in calculating MS's obligation to pay Starpak with regard to any particular Purchase Order shall be the lesser of (1) the number of Product units received at the Shipping Location in response to such Purchase Order, or (2) the quantity indicated on the original Purchase Order.

   (c) TAXES. In the event income taxes are required to be withheld by MS on payments to Starpak required hereunder, MS may deduct such income taxes from the amounts owed and pay them to the appropriate taxing authority. MS shall in turn promptly secure and deliver to Starpak an official receipt for any income taxes withheld. MS agrees to pay all applicable value added, sales and use taxes levied on it by a duly constituted and authorized taxing authority on the Manufacturing. To the extent required by any such taxing authority, Starpak may collect such taxes, if any, from MS, and, in such case, shall remit to MS official tax receipts indicating that such taxes have been collected by Starpak. Starpak agrees to take such steps as are requested by MS to minimize such taxes in accordance with all relevant laws and to cooperate with and assist MS, in challenging the validity of any taxes applicable to the Manufacturing and collected from MS by Starpak or otherwise paid by MS. Except where expressly agreed to, in writing, by MS pursuant to Exhibit B and Exhibit C, MS shall not pay any taxes other than those described above, including, without limitation (a) taxes on or with respect to or measured by any net or gross income or receipts of Starpak, (b) any franchise taxes, taxes on doing business, gross receipts taxes or capital stock taxes (including any minimum taxes and taxes measured by any item of tax preference), (c) any taxes imposed or assessed for work performed after the date upon which this Agreement is terminated, (d) taxes based upon or imposed with reference to Starpak's real and personal property ownership, and/or (e) any taxes similar to or in the nature of those taxes described in
(a), (b), (c), or (d) above.

4. LICENSE GRANT.

   (a) GENERAL. In order to allow Starpak to perform under the terms of this Agreement, MS grants Starpak the following non-exclusive, non-transferable, personal, limited license rights to the Intellectual Property for each
Product:

        (1) to procure, reproduce and/or Manufacture the Product Components, for sale to Microsoft, based upon the applicable BOM(s) and forecasts delivered by MS pursuant to the Statement of Work and to sublicense such rights to third party suppliers in accordance with the requirements set forth in Section 5 below;

        (2) to reproduce any MS software and documentation specified in the BOM(s) as necessary to build the finished Product;

        (3) to assemble the Product Components into finished Product in accordance with the written instructions and BOM(s) delivered by MS; and

        (4) to distribute the finished Product to Shipping Locations, only as may be designated and specified by MS from time to time via the issuance of a Purchase Order, in accordance with the Statement of Work.

   (b) LICENSE RESTRICTIONS. Starpak shall not (i) in any way modify any Product or Intellectual Property without obtaining, in advance, the express written permission of MS; (ii) reproduce, manufacture, or distribute any Product or Intellectual Property except as may be designated and specified by MS, pursuant to the terms of this Agreement; or (iii) reverse engineer, decompile, or disassemble any Product or Intellectual Property. Notwithstanding the foregoing, Starpak may physically disassemble those Product Components that do not consist of software or hardware solely for the purpose improving Product assembly and/or quality. MS or its suppliers shall at all times own the Product software and all Intellectual Property, including all copies thereof that Starpak is authorized to make under this Agreement. All rights not expressly granted herein, without limitation, are reserved by, and shall exclusively inure to the benefit of, MS.

5. SUBCONTRACTING.

   (a) TO THIRD PARTIES. Starpak shall not subcontract any of its rights or obligations under this Agreement except as follows:

        (1) OTHER THIRD PARTIES. Except as otherwise provided in the Statement of Work, Starpak may purchase Product Components from and sublicense the applicable rights granted hereunder to third parties that (i) are included on MS's current Approved Supplier List as described in the Statement of Work; or (ii) have been pre-approved by MS as Starpak suppliers pursuant to the Statement of Work and, upon request by MS, agree in writing to undertake the same obligations and/or abide by the same restrictions to which Starpak is subject under Sections 4(b), 5(b), 6(a)(5), 8(a), 8(b) 9(b), 11(a), 11(b) and 11(c) of this Agreement, as well as any relevant quality provisions or manufacturing restrictions contained in the Statement of Work; provided, however, that as to subcontracting relationships existing prior to execution of this Agreement, Starpak shall use its best efforts, upon request by MS, to obtain the subcontractor's written agreement to be bound thereby. Starpak may also subcontract portions of the Manufacturing as agreed to by the parties pursuant to the Statement of Work. The responsibility and liability of Starpak under this Agreement is not diminished on account of any subcontract; it shall be fully responsible for the subcontractor's performance and work.

        (2) RIGHTS PASS THROUGH. It is the intention of this Section that Starpak be able to subcontract to third parties provided it fully maintains quality standards and protects MS's property rights in MS's Intellectual Property and MS Deliverables. Starpak shall make MS, therefore, a third party beneficiary of any subcontracting agreement entered into by Starpak pursuant to this Section 5.

   (b) EXPORT RESTRICTIONS. Starpak hereby agrees that in subcontracting portions of the Manufacturing to third parties pursuant to Section 5(a) above, Starpak shall not directly or indirectly export or transmit (i) any Product Component, Product and/or technical data or (ii) any product (or any part thereof), process, or service that is the direct product of a Product, to (a) any countries that are subject to U.S. export restrictions (including as of the Effective Date, but not limited to, Cuba, the Federal Republic of Yugoslavia (Serbia, Montenegro, UN Protected Areas, and areas of the Republic of Bosnia & Herzegovina under the control of Bosnian Serb forces), Iran, Iraq, Libya, North Korea, and Syria); (b) any end-user whom they know or have reason to know will utilize them in the design, development or production of nuclear, chemical or biological weapons; or (c) any other country to which such export or transmission is restricted by the export control laws and regulations of the United States, and any amendments thereof, without prior written consent, if required, of the Bureau of Export Administration of the U.S. Department of Commerce, or such other governmental entity as may have jurisdiction over such export or transactions.

6. REPRESENTATIONS & WARRANTIES.

   (a)  BY STARPAK.  Starpak represents and warrants to MS as follows:

        (1) Starpak has full and exclusive right and power to enter into and perform according to the terms of this Agreement;

        (2) the Manufacturing, including any portion done by any subcontractor as contemplated in Section 5, will strictly comply with all applicable laws, as well as with the terms and conditions of this Agreement, including without limitation the Statement of Work;

        (3) Starpak has and will have, at all times relevant to this Agreement, sufficient proprietary rights to conduct the Manufacturing pursuant to this Agreement, and none of the Manufacturing processes will infringe MS' or any third party's proprietary rights;

        (4) Starpak will, at all times relevant to this Agreement, keep any and all license agreements with third parties relevant to the Manufacturing in force and in good standing; and

        (5) the Products (including the raw materials, reproduction quality, and finished Product quality) will satisfy the quality workmanship standards set forth herein.

   (b)  BY MS.  MS hereby represents and warrants to Starpak as follows:

        (1) MS has the full and exclusive right and power to enter into and perform according to the terms of this Agreement;

        (2) MS has and will have, at all relevant times, sufficient rights in the Products to grant Starpak the rights granted in this Agreement;

        (3) that at all times relevant to this Agreement, MS will keep any and all license agreements with third parties relevant to the reproduction, manufacture, and/or distribution of the Products in force and in good standing; and

        (4) that any and all software provided by MS to Starpak for incorporation into the Products will be exportable into any countries where MS requests it be delivered.

   (c) DISCLAIMER OF WARRANTY. THE WARRANTIES SET FORTH IN SECTIONS 6(a) AND 6(b) ABOVE ARE THE ONLY WARRANTIES MADE BY THE PARTIES AND ARE IN LIEU OF ALL OTHER WARRANTIES, EXPRESS OR IMPLIED, OR STATUTORY, INCLUDING BUT NOT LIMITED TO IMPLIED WARRANTIES OF MERCHANTABILITY AND/OR FITNESS FOR A PARTICULAR PURPOSE WITH RESPECT TO THE PRODUCTS.

7. INDEMNIFICATION.

   (a) OBLIGATION TO INDEMNIFY. The parties agree to indemnify, defend, and hold each other and their successors, officers, directors, agents and employees harmless from any and all causes of action, claims, demands, liabilities, penalties, suits, costs, or expenses (including reasonable attorneys' fees and costs) and damages, of any kind or nature, arising out of or in connection with any claim (i) that, if true, would constitute a breach of their obligations, warranties, or representations contained in this Agreement; or (ii) for personal injury, death, or property damage to the extent that such claim is based upon the strict liability, negligence, gross negligence, intentional act, or other fault of the indemnifying party or its employees.

   (b)  INDEMNIFICATION PROCESS.

        (1) If any cause of action, claim, or demand shall be brought against any party (the "Claimant") in respect to which indemnity is being sought from another party (the "Indemnifying Party") pursuant to the provisions of this
Section 7 ("Claim"), the Claimant shall promptly notify the Indemnifying Party of the Claim in writing, specifying the nature of the Claim and the total monetary amount sought, if known, or other such relief as is sought therein.

        (2) The Claimant shall have the right, in its sole discretion, to do one or more of the following: (i) permit the Indemnifying Party to assume the defense of the Claim; or (ii) defend such Claim itself using counsel of its own choice, with the attorneys fees and costs associated with that defense to be paid by the Indemnifying Party pursuant to its indemnity and defense obligations as set forth in paragraph 7(b)(1) above.

        (3) In the event the Claimant elects to defend a Claim itself, the Indemnifying Party shall cooperate with the Claimant at the Indemnifying Party's expense and in all reasonable respects in connection with that defense.

        (4) In the event that the Claimant elects to have the Indemnifying Party assume the defense of a Claim, the Claimant shall (i) have the right to approve the Indemnifying Party's choice of counsel, which approval shall not unreasonably be withheld; (ii) cooperate with the Indemnifying Party, at the Indemnifying Party's expense, in all reasonable respects in connection with that defense; and (iii) have the right to employ separate counsel of its own choosing, at its own expense, to monitor and participate in the defense to the extent that counsel deems appropriate, in which event the Indemnifying Party agrees to cooperate in keeping such counsel fully informed and involved in the proceedings. Nothing in this paragraph shall in any way limit the Indemnifying Party's obligations of indemnification and defense as set forth in this Section 7.

        (5) The Indemnifying Party shall reimburse Claimant upon demand for any payments made or loss suffered by it at any time after the date hereof arising out of or in any way connected with a Claim, regardless of whether that amount is based upon the judgment of any court of competent jurisdiction or is made pursuant to a bona fide compromise or settlement of a Claim. No final compromise or settlement of a Claim shall be entered into by the Claimant without the Indemnifying Party's written consent, which consent shall not be unreasonably withheld.

8. CONFIDENTIALITY.

   (a) GENERAL. Each party expressly undertakes to retain in confidence the terms of this Agreement and the Agreement itself, along with all information and know-how transmitted to or otherwise received by each party that the disclosing party has identified as being proprietary and/or Confidential or that, by the nature of the circumstances surrounding the disclosure, ought in good faith to be treated as proprietary and/or confidential (collectively, "Confidential Information"), and will make no use of such Confidential Information except under the terms and during the existence of this Agreement. Notwithstanding the foregoing, any party may disclose the terms of this Agreement to its outside legal and financial advisors with whom such party has a confidential relationship and who are obligated to retain such information in confidence, in the ordinary course of business. In addition, no party shall have an obligation to maintain the confidentiality of information that (i) it received rightfully from an unaffiliated third party prior to its receipt from the disclosing party; (ii) the disclosing party has disclosed to an unaffiliated third party without any obligation to maintain such information in confidence; or (iii) is independently developed by the obligated party. Further, each party may disclose Confidential Information as required by governmental or judicial order, provided such party gives the disclosing party prompt written notice prior to such disclosure, and complies with any protective order (or equivalent) imposed on such disclosure, and provides the disclosing party the option of either seeking a protective order or having its Confidential Information be subject to the same protective orders as may apply to information of the party subject to the governmental or judicial order. No party shall disclose, disseminate or distribute any other party's Confidential Information to any third party without the other's prior written permission. Each party's obligation under this Section 8 shall extend to the earlier of such time as the information protected hereby is in the public domain through no fault of the obligated party or five (5) years following termination or expiration of this Agreement. Each party shall take all reasonable steps to ensure that their employees comply with this Section 8.

   (b) FACILITY TOURS. MS acknowledges that customers and potential customers of Starpak may tour the Facility. MS agrees that any casual viewing during such a tour of the Manufacturing of Products that MS has already commercially released does not violate Section 8(a) above.
[                                        *                                  ]
[                                        *                                  ]


9. WORKERS' COMPENSATION AND RISK OF LOSS.

   (a) WORKERS' COMPENSATION. Starpak shall at all times comply fully with all applicable workers' compensation, occupational disease, and occupational health and safety laws, statutes, and regulations. Such workers' compensation and occupational disease requirements shall include coverage for all employees of Starpak suffering bodily injury (including death) by accident or disease, which arises out of or in connection with the performance of this Agreement by Starpak. Satisfaction of these requirements shall include, but shall not be limited to:

        (1) full participation in any required governmental occupational injury and/or disease insurance program, to the extent participation in such program is mandatory in any jurisdiction, and

        (2) purchase of workers' compensation and occupational disease insurance providing benefits to employees in full compliance with all applicable laws, statutes, and regulations (but only to the extent such coverage is not provided under a mandatory government program as in (1) above), or

        (3) maintenance of a legally permitted and governmentally approved program of self insurance for workers' compensation and occupational disease.

Except to the extent prohibited by law, Starpaks' program(s) for compliance with workers' compensation and occupational disease laws, statutes, and regulations in (1), (2), or (3) above shall provide for a full waiver of rights of subrogation against MS, its subsidiaries, officers, and employees.

       (b) RISK OF LOSS. Starpak shall assume risk of loss or damage to materials and goods which are the subject of this Agreement, including but not limited to Product Components, the associated raw materials, and finished goods. Starpak's risk for incoming materials and components shall commence either at the time of shipment from a supplier location or upon delivery of the materials or components to Starpak's facility, depending on the risk of loss terms contained in the supply agreement. Starpak's responsibility for risk of loss shall continue through manufacture, assembly, storage, and, when Starpak selects the delivery method, shipment of finished goods. Where MS selects the delivery method for finished goods, Starpak's responsibility for risk of loss or damage shall terminate upon shipment of the finished goods, although Starpak shall remain responsible for adequately packing the finished goods and shipping them pursuant to MS's directions. When Starpak selects the delivery method, loss or damage with regard to a shipment of finished goods shall be determined when the variance between the quantity actually delivered to the Shipping Location and the quantity loaded onto a delivery truck for shipment, as reflected on the bill of lading, exceeds [ * ] of the quantity loaded onto the delivery truck. In the event of:

        (1) damage to any of the materials or goods for which Starpak assumes risk of loss, Starpak or its insurers agree, except as expressly provided in this Section 9(b), to indemnify MS, by its direct payment or through insurance provided at its expense, for [ * ] of MS' published estimated retail price for Products and the current replacement cost for other property; and

        (2) notwithstanding Section 9(b)(1) above, damage or loss to any finished goods for which Starpak assumes risk of loss where such damage or loss arises out of Starpak's negligence, gross negligence, or willful misconduct, Starpak or its insurers agree to indemnify MS, by its direct payment or through insurance provided at its expense, for the full amount of MS' published estimated retail price for the relevant Products.

   (c) INSURANCE. To assure adequate resources to respond to losses and damage for which Starpak is responsible under Section 9(b), Starpak shall maintain an "All Risk" property damage insurance policy covering such loss and damage. Such policy shall be written with an insurer and on policy form reasonably acceptable to MS and shall provide limits adequate to cover the total value of products and property at risk. Starpak shall cause its insurer to endorse the policy as follows:

        (1) MS to be additional insured and direct loss payee to the extent of MS' interest in products or other property,

        (2) coverage provided by the policy shall be primary to and not contributory with coverage maintained by MS,

        (3) rights of subrogation against MS are to be waived,

        (4) such policy may not be canceled or materially altered to the detriment of MS without [ * ] days advance notice to MS.

Upon request, Starpak shall provide MS with a current certificate of insurance and certified copies of policy endorsements evidencing compliance with the requirements set forth in this section.

10. TERM AND TERMINATION.

   (a) TERM. The initial term of this Agreement shall begin on the Effective Date and shall expire on June 30, 1998 ("Initial Term"). At the end of the Initial Term and at the end of each Renewal Term, this Agreement shall automatically renew for an additional period of one (1) year each (the "Renewal Term"), provided, however, that not less than ninety (90) days prior to the expiration of the Initial Term or of the then-current Renewal Term, the parties shall have mutually agreed in good faith to any adjustment in the rates payable by MS to Starpak for the Manufacturing (as described in Section
3). Any adjustments agreed upon by the parties to the rates payable shall be effective as of the first day of each Renewal Term. If the parties are not able to agree upon such adjustments in accordance with the foregoing provision, this Agreement shall automatically expire at the end of the Initial Term or the then-current Renewal Term.

   (b) TERMINATION. MS may terminate this Agreement: (i) immediately upon notice if Starpak fails to strictly comply with Section 4 or Section 8 of this Agreement, or (ii) without cause with ninety (90) days notice in writing. Starpak may terminate this agreement without cause with ninety days notice in writing. The rights and remedies provided herein to the parties shall not be exclusive and are in addition to any other rights and remedies provided by law. In the event a non-defaulting party in its discretion elects not to terminate this Agreement, such election shall not be a waiver of any claims of that party for a default(s). Further, the non-defaulting party may elect to leave this Agreement in full force and effect and to institute legal action against the defaulting party for specific performance and/or damages suffered by such party as a result of the default(s).

   (c) OBLIGATIONS UPON TERMINATION/EXPIRATION OF THIS AGREEMENT.  Within
[   *    ] days after termination or expiration of this Agreement, Starpak shall do all of the following:

          (i) deliver to MS any finished Product built against a MS Purchase Order, but not yet delivered, at the prices set forth herein. Starpak shall destroy all other finished Product and shall, upon request of MS, issue a letter certifying that such destruction has taken place.

          (ii) Starpak shall, at MS' request, either deliver to MS or destroy any other unused Inventory (excluding finished Product), as designated by MS. MS' payment obligation for such unused Inventory shall be in accordance with the Price terms of this Agreement.

          (iii) Starpak shall, at MS' request, provide MS the opportunity to purchase any other Product Components owned by Starpak (excluding unused Inventory) at the prices set forth herein.

          (iv) Starpak immediately shall deliver to MS any MS
          Deliverables not covered by the foregoing. Starpak shall not retain any copy or original of any MS
          Deliverable in any way whatsoever.

Starpak shall work with MS to terminate the Manufacturing in an orderly manner in the event of the termination of this Agreement. Use of Intellectual Property in any manner by Starpak after expiration or termination of this Agreement for any reason, whether or not incorporated in Inventory, shall be deemed to be in violation of MS's Intellectual Property rights and shall entitle MS to have all remedies provided by law or equity (including injunctive relief); provided, however, this does not preclude Starpak from continuing to use MS Products properly acquired outside of this Agreement in accordance with the applicable license.

   (d) SURVIVAL. Sections 6, 7, 8, 10 and 11 shall survive termination or expiration of this Agreement.

11. RECORD KEEPING & REVIEW REQUIREMENTS.

   (a) RECORD KEEPING REQUIREMENTS. During the term of this Agreement, Starpak agrees to keep all usual and proper production and shipment records and books of account and all usual and proper entries relating to Starpak's
performance of this Agreement for a minimum period of [    *    ] from the
date they are created. Such records, books of account, and entries shall be kept in accordance with generally accepted accounting principles.

   (b) DOCUMENTATION. During the term of this agreement, Starpak agrees to provide MS with any and all information that MS has determined necessary for tax compliance and statutory reporting purposes. Unless MS indicates otherwise, Starpak shall provide such information in an electronic format, at an agreed upon quarterly deadline. MS shall specify the data requirements and make every reasonable effort to assist Starpak in designing the report format. All information should be based on the MS fiscal year-to-date basis (beginning on July 1).

   (c) RECORD REVIEW

        (1) RELEVANT RECORDS. Upon reasonable notice, MS may cause a review of all of Starpak's books and records relevant to this agreement, including without limitation copies of shipping and production records to support invoices and copies of third party invoices to support price adjustments (as may be mutually agreed upon) based on changes in the cost of third party materials and services (e.g., paper, media, ink, packaging materials, postage and freight).

        (2) REVIEW PROCESS.  Any record review conducted pursuant to this
Section 11 (b) shall be made at Starpak's office or such other reasonable location as MS may request. In no event shall a record review be conducted more than once quarterly, unless the immediately preceding record review disclosed a material discrepancy. Notwithstanding the foregoing, in the event MS has a good faith belief that one or more statements issued by Starpak is inaccurate, incomplete, or incorrect, MS may cause a record review to be conducted at any time. If accounting discrepancies in statements issued by Starpak are disclosed as a result of a record review, Starpak agrees to implement and or require outside contractors to implement agreed-upon corrective action. Any such record review shall be paid for by MS unless Material discrepancies are disclosed. "Material" shall mean the
[                                          *
                ] for which Starpak has assumed risk of loss under Section 9(b)(2) that are shipped by Starpak to Shipping Locations as reported by Starpak to MS within the audit period. If Material discrepancies are disclosed, Starpak agrees to pay MS for the costs associated with the record review. Nothing herein shall preclude MS from exercising any other rights or remedies it has under law or other provisions of this Agreement.

   (d) FACILITY INSPECTIONS.  MS may cause an inspection to be made, with at
least [      *      ] prior notice, of the Facility to verify that Starpak
is providing Manufacturing in compliance with the terms of this Agreement. Any inspection conducted pursuant to this Section 11(c) shall be conducted during regular business hours at the Facility. Starpak agrees to provide MS's designated inspection team access to relevant records and the Facility. Starpak may designate a representative to accompany the inspector or inspectors, and it may reasonably restrict access from specific areas containing confidential information of Starpak or its other customers. If material discrepancies from the provisions of this Agreement are disclosed, including without limitation Material discrepancies as defined in Section 11(b), Starpak agrees to implement agreed-upon corrective action. If Material discrepancies are disclosed, Starpak agrees to pay MS for the costs associated with the facility inspection. Nothing herein shall preclude MS from exercising any other rights or remedies it has under law or other provisions of this Agreement.

   (e) UNACCOUNTED PRODUCT. Starpak shall be liable for any Unaccounted Product discrepancies pursuant to Section 9(b) above.

   (f) CONFIDENTIALITY. Notwithstanding the foregoing, Starpak may edit their books and records to protect confidential information of Starpak that is unrelated to the subject of a MS record review, or to protect confidential information of the customers of Starpak.

12. NOTICES/PRINCIPAL CONTACTS.

   All notices, authorizations, and requests in connection with this Agreement shall be deemed given on the day they are sent by air express courier, charges prepaid; and addressed as follows:

   STARPAK:                    Attn.:  MICHAEL MORGAN
                                       ------------------------------
                                       237 22ND ST.
                                       ------------------------------
                                       GREELEY, CO  80631
                                       ------------------------------

   Telephone:                          970-346-5303
                                       ------------------------------
   Fax:                                970-353-7652
                                       ------------------------------

   With a Copy  to:            Attn.:  BRENT COX
                                       ------------------------------
                                       237 22ND ST.
                                       ------------------------------
                                       GREELEY, CO 80631
                                       ------------------------------

   Telephone:                          970-346-5314
                                       ------------------------------
   Fax:                                970-356-0578
                                       ------------------------------

   MS:                         Attn.:
                                       ------------------------------
                                       ------------------------------
                                       ------------------------------

   Telephone:
                                       ------------------------------
   Fax:
                                       ------------------------------
   With a Copy to:             Attn.:  J.Kevin Cahill or his named
                               successor Law & Corporate Affairs
                               Microsoft Corporation
                               One Microsoft Way
                               Redmond, WA  98052-6399

   Telephone:                          206-882-8080
                                       ------------------------------
   Fax:                                206-936-7409
                                       ------------------------------

or such other person or address as each party, respectively, so designates by written notice to the other parties.

13. ENTIRE AGREEMENT/MODIFICATIONS.

    (a) ENTIRE AGREEMENT. This Agreement, including all exhibits hereto, constitute the entire agreement between Starpak and MS with regard to the subject matter hereof and supercedes all prior and contemporaneous communications.

    (b) STATEMENT OF WORK. The Statement of Work may be modified as follows: each modification must be approved by MS and Starpak, and such approval must be documented with a confirming e-mail or other written communication between
these two parties.  In addition, MS shall prepare on a [    *    ] basis an
updated version of the Statement of Work incorporating all modifications made since the prior update and clearly setting forth the "Date of Revision" on the front page. MS shall circulate each such update to Starpak. The most current revised version of the Statement of Work that has been circulated in this manner to the parties, together with subsequent modifications documented pursuant to this Section 13(b) shall constitute the Statement of Work for the purposes of this Agreement. Starpak shall maintain and make available to MS upon request copies of all of its documentation regarding modifications to the Statement of Work. For purposes of this Agreement, references to Statement of Work includes any agreed modification even if prior to the quarterly incorporation of such changes.

    (c) OTHER. Except as provided in this Section 13, the provisions of this Agreement may be modified only by written instrument signed by MS and Starpak.

14. GENERAL.

    (a) PROHIBITION AGAINST ASSIGNMENT. Starpak may not assign its rights or obligations under this Agreement (by actual assignment or by operation of law, including without limitation through a merger, consolidation, exchange of shares, or sale or other disposition of assets, including disposition on dissolution), without the prior written consent of MS, which consent shall not be unreasonably withheld.

    (b) CONTROLLING LAW. This Agreement shall be construed and controlled by the laws of the State of Washington, and Starpak consents to jurisdiction and venue in the state and federal courts sitting in the State of Washington. Process may be served on any party in the manner set forth in Section 12 for the delivery of notices or by such other method as is authorized by applicable law or court rule.

    (c) NO PARTNERSHIP/JOINT VENTURE/AGENCY/FRANCHISE. This Agreement shall not be construed as creating a partnership, joint venture or agency relationship or as granting a franchise.

    (d) SEVERABILITY. If any provision of this Agreement shall be held by a court of competent jurisdiction to be illegal, invalid or unenforceable, the remaining provisions shall remain in full force and effect.

    (e) ATTORNEYS' FEES. If any party employs attorneys to enforce any rights arising out of or relating to Agreement, the prevailing party shall be entitled to recover its reasonable attorneys' fees, costs and other expenses.

    (f) WAIVER. No waiver of any breach of any provision of this Agreement shall constitute a waiver of any prior, concurrent or subsequent breach of the same or any other provisions hereof, and no waiver shall be effective unless made in writing and signed by an authorized representative of the waiving party.

    (g) SECTION HEADINGS. The Section headings used in this Agreement are intended for convenience only and shall not be deemed to supersede or modify any provisions.

    (h) GOVERNMENTAL APPROVALS. Each party shall, at its own expense, obtain and arrange for the maintenance in full force and effect of any and all governmental approvals, consents, licenses, authorizations, declarations, filings, and registrations as may be necessary or advisable for the performance of all of the terms and conditions of this Agreement.

    (i) FORCE MAJEURE. Except as expressly provided herein, no delay, failure, or default in performance of any obligation of any party hereunder shall constitute a breach of this Agreement to the extent caused by force majeure. In the event of a force majeure that makes continued performance by any party under this Agreement unfeasible, all parties shall have a right to
terminate upon [      *       ] written notice.

   IN WITNESS WHEREOF, the parties have executed this Agreement as of the date set forth above. All signed copies of this Agreement shall be deemed originals.

MICROSOFT CORPORATION                     STARPAK, INC.

By  /s/ Robert Devenuti                   By   /s/ Michael Morgan
   ---------------------------------           -----------------------------
    Robert Devenuti                            Michael Morgan
------------------------------------      ----------------------------------
            (Print Name)                             (Print Name)

    VP Operations                               President/CEO
------------------------------------      ----------------------------------
              Title                                      Title

    8/14/96                                     August 19, 1996
------------------------------------      ----------------------------------
              Date                                        Date

                                 EXHIBIT A
                             STATEMENT OF WORK

                                 EXHIBIT A
                             STATEMENT OF WORK

1    GENERAL

     1.1  PURPOSE AND REQUIREMENT SCOPE
          This document describes the requirements that Starpak must meet as a supplier, manufacturer and service provider to MS. The general requirements under this Agreement are:

          1.1.1 Source and procure raw materials in accordance with MS specifications.

          1.1.2 Build Product Components in accordance with MS specifications in the quantities ordered by MS pursuant to a Purchase Order.

          1.1.3   Assemble finished package Product in accordance with
                  MS Specifications in the quantities ordered by MS pursuant to a Purchase Order, and deliver finished
                  Product to [                  *                  ] or
                  other Shipping Location specified by MS on or before the required delivery date.

          1.1.4 Provide information regarding production and delivery as required.

     1.2  MEETINGS AND REVIEWS
          Starpak will meet with designated MS team members at the Facility
          on a [   *   ] basis through 12/96 and AT LEAST [   *   ] thereafter.
          These meetings will include a [    *     ] contractor performance
          review, pricing reviews, Continuous Improvement Projects, Process Improvement Projects, Management Status Reviews, Cost Reduction Initiatives and other operational areas and issues.

2    SCOPE OF BUSINESS

     2.1  It is MS' intent for Starpak to be it's primary supplier of finished
          Product for [ * ] [           *            ], but at all times MS
          shall have the right to appoint third parties to perform Manufacturing for MS.

     2.2 Notwithstanding Section 2 of the Agreement, Starpak is not obligated to maintain the 400,000 unit/week capacity beyond [ * ] weeks from the current build period when the [ * ] week rolling forecast described in Section 3 below shows no production requirements for the last [ * ] weeks of the forecast.

3    FORECASTS

     3.1  [  *  ]  WEEK ROLLING FORECAST
          MS will provide a [ * ] week rolling forecast for all Products anticipated to be built by Starpak. The primary purpose of this forecast is for Starpak to use it for planning and procuring raw materials. MS may change the forecast up to the issuance of a P.O.
          pursuant to Exhibits B and C of the Agreement (i.e. [     *     ]
          days before planned production) with no penalty or responsibility for any raw materials, Product Components, or Product acquired/built to such forecast.

     3.2  FOLLOWING THE ISSUANCE OF A P.O.
          Once MS has issued a P.O., MS may change the build requirements corresponding to that P.O., but raw materials procured by Starpak to fullfill such P.O. that are left unused will be the responsibility of MS, and Starpak may charge MS for the storage of any such unused raw materials remaining in Starpak's warehouse
          [ * ] days after fullfillment of the P.O. MS will reimburse Starpak for the cost of such unused raw materials if they remain unused.

4    PURCHASE ORDER PROCEDURES

     4.1 During the term of this Agreement, MS will issue [ * ] Purchase Orders (P.O. s) for Product Components and/or finished Products to
          Starpak on each [        *        ].  Each P.O. so issued shall
          require delivery of the Products so ordered within [     *     ]  of
          the P.O. date. The Purchase Order will indicate, but may not be limited to: the SKU, quantity, price, required delivery date and Shipping Location for all planned production during that particular week. MS will prioritize the Products on the P.O. so Starpak will be able to build more urgent requirements first, where possible or MS may designate actual build and delivery dates for specific Products. The Purchase Order will officially authorize Starpak to manufacture Product Components, assemble finished Product and ship Products.

5    DELIVERY TO SHIPPING LOCATION

     5.1  When Product is shipped to the [                      *
                               ] [                      *
                      ], Starpak will directly coordinate all deliveries of finished goods with that location as described below Shipments to other MS designated Shipping Location(s) may also require similar delivery coordination.

          5.1.1  When the [                         *                      ]
                 is the Shipping Location, Starpak must obtain a delivery appointment and provide an Advanced Shipment Notification
                 by fax or EDI to [      *      ] showing SKU, quantity, PO
                 number, carrier, Pro number and delivery date before the shipment is tendered to a carrier. Receiving discrepancies
                 will be reported by [     *    ]  to Starpak within [  *  ]
                 of receipt.

     5.2 The specified mode of transportation to Shipping Location will be [ * ] [ * ] If Starpak finds that service superior to the specified mode of transportation is required to meet its delivery commitments to MS, and the need for that service is through no fault of MS, Starpak will pay for the incremental cost of such services. Starpak will attempt to make delivery of Product where MS has designated the build and ship date using the specified mode of transportation. If this is not possible, Starpak will obtain approval from MS to use more costly modes of transportation to meet delivery requirements.

     5.3  Starpak may select its own carrier, upon approval of MS, [    *   ]
          [                            *                                    ]
          Otherwise a MS designated carrier must be used. In any case,
          freight will be paid by MS through [             *               ]
          [                                   *                            ]
          [                                   *                            ]
          [                                   *                            ]

Microsoft RFP Section 2                       2

6    BASIC PROCUREMENT

     6.1  Starpak will be responsible for procuring almost all raw materials
          for manufacturing and assembly.  [               *
                                                                           ]

     6.2 Raw materials procured from suppliers on the MS Approved Supplier List meet MS specifications. Raw materials that Starpak wishes to procure from other sources are subject to audit at Starpak's facility for adherence to the MS Quality Workmanship Standards.

7    SUBCONTRACTING AND ALTERNATIVE SITES

     7.1  SUBCONTRACTING TO OTHER COMPANIES
          Any or all of Starpak's production may be sub-contracted to others, as long as the subcontractors used are approved in writing by MS (as set forth in Section 5(a)(1) of the Agreement) and conform to MS specifications for production of finished packaged Product.

     7.2  ALTERNATIVE ASSEMBLY/DUPLICATION SITES
          Starpak shall notify MS in writing and receive MS documented approval before using any additional Starpak sites or subcontract manufacturing facilities, other than the Facility.

8    PRINTING

     8.1  PRINT AND/OR PROCURE TO FORECAST
          Starpak must be capable of providing printed materials per MS provided specifications, and in quantities to meet MS's finished goods production requirements.

     8.2  PRINT SPECIFICATIONS
          Printed materials must meet the quality standards and specifications identified in MS Print Specifications and in the MS Quality Workmanship Standards (Attachment 1).

     8.3  RECEIPT OF ARTWORK FOR PRINTING
          [                                        *
                            ] Print sources must have the technical ability to quickly and efficiently make changes to printed material when so directed and authorized by MS.

     8.4  REGISTRATION/LICENSE CARD PRINTING
          Starpak shall print or have printed product part numbers, product ID numbers or other MS identified information on registration cards.

     8.5  CD COMPONENT PRINTING
          Starpak shall have the capability to print or shall approve a source of supply of printed components included in CD-ROMs. These components shall consistently meet or exceed the quality requirements of MS CD ROM Workmanship Standards and Specifications (Attachments 1).

9    DISK DUPLICATION

     9.1  Duplicated disks may be supplied by MS or produced or procured by
          Starpak, as set forth in the [    *    ] P.O.

Microsoft RFP Section 2                      3

     9.2  DISK DUPLICATION CAPABILITIES
          Starpak or Starpak's duplication source (all duplication sources must be selected in compliance with Section 5 of the Agreement) must be capable of duplicating diskettes in accordance with the requirements identified in the MS Performance Standards for a 3.5 Duplicated Disk (Attachment 6). Starpak or Starpak's duplication source duplication equipment must have the ability to control all aspects of the quality of the duplication process including image integrity, bit placement, window margin, and RPM of the drive spindle.

     9.3  DISK DUPLICATION QUALITY CONTROL
          Starpak or Starpak's duplication source must have an audit process in place consisting of a data interchange or second spindle verification as well as second image verification process (see
          Attachment 6).  [           *           ] shall be used to ensure
          that the proper image is being duplicated.  Starpak or Starpak's
          duplication source developed [                 *                 ]
          [                 *                 ]

     9.4  DISK DUPLICATION PROCESSES

          Starpak or Starpak's duplication source must have:

          9.4.1 A preventive maintenance program or backup sourcing program in place capable of preventing disk duplicating delays for finished goods production.

          9.4.2 A formal training program in place for all duplication operators and support personnel.

          9.4.3 A staff technically capable of supporting all of MS's duplication requirements within the weekly production variability range.

          9.4.4 A write and verify process for all duplicated product.

          9.4.5   The capability to utilize MS [    *    ] and
                  other tools when necessary.

     9.5  VIRUS PREVENTION
          To ensure that every possible avenue to prevent MS deliverable product from being infected with a computer virus, Starpak shall implement the following:

          [



                                     *





                                                            ]

                 [
                                     *

                                                            ]

Microsoft RFP Section 2                    4

                 [

                                     *

                                                            ]
                 [

                                     *

                                                            ]

                 [

                                     *

                                                            ]
                 [

                                     *

                                                            ]

     9.6  DISKETTE QUALITY
          Starpak or Starpak's duplication source must perform quality checks on duplicated disks. Diskettes shall be duplicated and verified in accordance with the Performance Characteristics for a 3.5 Duplicated Disk, the MS Global Disk Standard and Minimum Testing of
          Duplication [     *     ] Disks (Attachments 3, 6 and 8).

     9.7  CUSTOMER MASTER DISK HANDLING
          Starpak or Starpak's duplication source must have the capability of
          receiving software master images [         *        ] Starpak or
          Starpak's duplication source shall ensure proper handling, storage, retrieval and control of the master disk(s) provided or created to ensure the integrity of the software images.

     9.8  DISK COPY PROTECTION AND [      *      ]
          Starpak or Starpak's duplication source disk duplication process must be capable of supporting disk copy protection and
          [          *           ]

     9.9  DISK LABELING AND COLLATION

          9.9.1  LABEL IMAGES
                 MS will provide all label [                     *
                                                              ]

          9.9.2  LABEL PRINTERS
                 Starpak or Starpak's duplication source shall print [

                                       *


                                        ]

          9.9.3  LABELERS
                 Starpak or Starpak's duplication source labeling equipment and/or procedures shall be capable of consistently meeting or exceeding MS's label placement specification as described in the MS Workmanship Standards (Attachments 1).

Microsoft RFP Section 2                 5

          9.9.4   COLLATION
                  Starpak or Starpak's duplication source shall have sufficient and appropriate process equipment to seal collated disk sets into polyvinyl bags. A drop height of no more than 18" during the bagging process will be used to eliminate possible damage to disks during impact.

10   CD REPLICATION

     CDs may be supplied by MS or will be produced or procured by
     Starpak, as set forth on the [   *   ] P.O.  Starpak or Starpak's CD
     source shall have documented processes and appropriate equipment to effectively produce CD-ROMs and associated CD components which consistently meet or exceed the requirements of the MS Quality Workmanship Standards and the MS Global CD-ROM Specification
     (Attachments 1 and 7).  [            *              ] Starpak will
     assemble finished CD product in jewel cases with backliners, booklets, frontliners, shrinkfilm and other component parts
     [               *                ]. Starpak agrees to perform all
     required maintenance on the equipment at its own cost.  Starpak
     shall have a [           *         ] to hold CD-ROMs and
     material until it can be rendered unusable or recycled. When Starpak produces or procures CDs, the following apply:

     10.1  CD-ROM PRODUCTION PROCESSES
           Starpak or Starpak's approved CD source (which shall be selected in compliance with Section 5 of the Agreement) shall have documented processes for the following:

           10.1.1 A preventative maintenance program or backup sourcing program in place capable of preventing delays for finished goods production.

           10.1.2 A formal training program in place for all CD operations (Premastering, Mastering, Replication) and support personnel.

           10.1.3  A staff technically capable of supporting all
                   of MS's CD requirements within the [     *     ]
                   production variability range.

     10.2  CD HANDLING OF CD-ROM MASTERS
           Starpak or Starpak's approved CD source shall have documented procedures in place which ensure proper handling, storage and retrieval of MS supplied CD master files.

     10.3  CD ANTI-PIRACY AND [      *      ]
           Starpak or Starpak's approved CD source shall be
           capable of supporting Anti-Piracy initiatives and
           [           *         ] applicable to CD-ROMs.

     10.4  CD-ROM QUALITY CONTROL
           Starpak shall have a documented verification process in place to ensure the integrity of the replicated CD-ROM matches the original supplied by MS. In addition, Starpak or Starpak's approved CD source of supply shall have documented and implemented processes to
           [                   *                   ] which ensure compliance
           to MS Global CD-ROM Specification (Attachment 10).

     10.5  CD LABEL SCREEN PRINTING
           Starpak's, or Starpak's supplier, should have a process to receive
           CD label images [       *       ]. Process must be established to
           ensure the correct label image is applied to the correct CD title. Processes must prevent any CD's used in the setup of the print
           processes [             *                ]

Microsoft RFP Section 2                    6

     [



                                     *


                                                                    ]

11   PRODUCTION

     11.1  ASSEMBLY CAPABILITY
           Starpak will establish and maintain an assembly process capable of producing sufficient quantities of Product that meet MS's Purchase Order requirements, or minimum capacity committment, whichever is lower. The MS quality standards as stated in the MS Quality Workmanship Standards must be met (Attachment 1).

     11.2  [                *               ]
           Starpak shall have the proper equipment to make [
                 * ] for retail products and shippers in accordance with MS specifications which meet or exceed MS Workmanship Standards (see Attachment 1).

     11.3  SHRINK-WRAPPING
           Starpak shall be capable of shrink-wrapping all sizes of Products, including CDs, in accordance with MS Workmanship Standards (Attachment 1).

     11.4  ASSEMBLY QUALITY
           Starpak shall perform in-process and final verifications of assembled Products to ensure compliance to the MS requirements and specifications ( Attachment 1). The standards included in Minimum Quality Inspection Standards for Assembled Product, Attachment 7 will be used.

12   DISTRIBUTION AND STORAGE

     12.1  PALLET LOADING
           Starpak shall adhere to the MS pallet configuration specifications when stacking product (Attachment 2).

     12.2  FINISHED GOODS DISTRIBUTION PROCEDURES
           Starpak shall have proper handling procedures for finished goods to prevent loss or damage between assembly and shipment. Starpak will properly load finished goods for transport to prevent damage in transit.

     12.3  BILLS OF LADING
           Starpak shall prepare a BOL and/or any other applicable documentation for all MS shipments.

     12.4  STORAGE AND INVENTORY OF MS SUPPLIED COMPONENTS
           Starpak will store MS supplied components at [        *       ]
           Starpak will be responsible for inventory recordkeeping and monthly cycle counting and reporting of MS owned components. Starpak will
           [    *    ] MS for [   *    ] of MS owned inventory while in its
           control [    *     ].

Microsoft RFP Section 2                    7

13   REPORTING/COMMUNICATION REQUIREMENTS

     [


                                       *


                                                               ]

14   QUALITY

     14.1  ISO CERTIFICATION
           Starpak shall remain ISO 9002 certified during the period of this Agreement.

     14.2  QUALITY RECORDS
           Starpak shall maintain records of inspection, repairs, reworks and tests for the term of this agreement.
           Records shall be made available to MS upon request.

     14.3  AUDITS AND CORRECTIVE ACTIONS
           Pursuant to Section 11 of the Agreement, MS personnel shall have access to the Facility to audit and evaluate processes, systems and products. Starpak shall provide timely response to MS initiated corrective actions resulting from customer complaints, product defects or MS audits.

     [

                                    *

                                                                   ]
     14.5  RISK MANAGEMENT
           Starpak will agree to participate in a risk management program to ensure production availability.

     14.6  [                  *                   ]
           Starpak will have a [                  *                ]
           [
                                         *
                                                                  ]

15   CONFIGURATION MANAGEMENT

     15.1  BOMS AND CADS
           Starpak will use MS supplied Bill of Materials and CADs as a reference to ensure proper assembly of Product as specified in MS Workmanship Standards. (Attachment 1).
           [
                                        *

                   ] MS will insure the receipt transaction is made against the correct P.O.

Microsoft RFP Section 2                 8

     15.2  CHANGES TO BOMS AND CADS
           All changes to the configuration of Products will be managed through the MS Configuration group. Starpak may make no changes to product configuration or content without written authorization from MS, however, Starpak
           is encouraged to suggest changes that [      *      ]
           processes or the Product. Any discrepancies between MS's BOM, CAD or Kit and Starpak's BOM shall be resolved prior to each build.

     15.3  [      *     ] RECORD RETENTION

           Starpak shall maintain records [       *       ] used to
           assemble Product for the term of the Agreement Records will be made available to MS upon request.

16   INFORMATION TECHNOLOGY

     16.1  INFRASTRUCTURE REQUIREMENTS
           The Facility shall have an infrastructure capable of supporting a variety of data communications required to Manufacture Product. This includes facsimile and the ability to connect to MS's external network. External network connections will be used to transfer information about Product builds.

     16.2  TECHNICAL PERSONNEL
           Starpak shall have in-house or readily available technical support at the Facility. These Starpak personnel will work with MS personnel to ensure that the site is properly set up to communicate with MS. MS will work with Starpak to establish competency with any non commercially available MS-specific software that may be used in the operation. Starpak will be responsible for on-going training of replacement or additional personnel used to support the operation.

     16.3  DATA EXCHANGES
           Data exchanges will be required throughout the term of this Agreement. Exchanges will occur primarily through
           [                       *                    ] and may
           include, but are not be limited to, [        *        ],
           [                   *                     ] and routine
           information required to manufacture Product.  [

                               *
                                                      ]

     16.4 MS may wish to employ any or all of the following system alternatives:

           -  [                          *                         ]
           -  [                          *                         ]
           -  [                          *                         ]
           -  [                          *                         ]

     [

                                         *

                                                                   ]
Microsoft RFP Section 2                  9

17   RISK MANAGEMENT

     17.1 PIRACY
          No unauthorized duplication or replication of product will be permitted. The discovery of any such unauthorized duplication or replication of our products will result in liability to MS at a specified royalty rate for each product involved and may result in the immediate termination of the Agreement.

     17.2 BUSINESS LOSS
          Loss of contractor capability as a result of fire, natural hazard, or questionable business practices should be minimized.


18   ATTACHED DOCUMENTATION

     The following MS documents, which may be modified from MS from time to time, are hereby incorporated as part of this Statement of Work and Starpak hereby acknowledges receipt thereof.

     TITLE                                                ATTACHMENT NUMBER
     ----------------------------------------------------------------------
     MS Quality Workmanship Documents:                                1
          -  [    *    ] & Package Labels -  Workmanship Standards
             (#00100)
          -  Corrugate Materials Workmanship Standards(#00111)
          -  Disk Bags -- Workmanship Standards (#00108)
          -  Disk Labels -- Workmanship Standards (#00107)
          -  Glossary Workmanship Standards (#00124)
          -  Manuals -- Workmanship Standards (#00104)
          -  Manufacturing/Receiving Workmanship Standards (#00109)
          -  Production -- Workmanship Standards  (#00114)
          -  Quality Quick Reference Guide (#00113)
          -  Retail Cartons -- Workmanship Standards (#00110)
          -  Single Sheet/Folded Items (#00105)
          -  CD-ROM Booklet, Back Liner, Front Liner, Leaflet and
             Sleeve Workmanship (#CD Comp)
          -  CD-ROM Jewelcase Workmanship Standards (#CD Jewel)
          -  CD-ROM Label Art Workmanship Standards (#CD Label)
          -  CD Key Label Specification

     Pallet Configuration (#00122)                                    2
     Minimum Testing of Duplication [    *    ] Disks (#00120)        3
     Minimum Requirements for Virus Protection (#00119)               4
     First Article Inspection Requirements (#00106)                   5
     Performance Characteristics for a 3.5  Duplicated Disk           6
     MS Global CD-ROM Specification (#CD Spec)                        7
     MS Global Disk Standard (#00126)                                 8

Microsoft RFP Section 2               10

                                    EXHIBIT B
                   PRICE AND PAYMENT TERMS FOR PRODUCT COMPONENTS

     1.  During the term of this Agreement, MS will issue [   *   ] Purchase
Orders (P.O.'s) for Product Components to Starpak on [         *          ]
Each P.O. so issued shall require delivery of the Product Components within
[     *      ] of the P.O. date.  If assembly services are also ordered (see
Exhibit C) as part of the P.O., each P.O. so issued shall require delivery of the Product Components so ordered as part of the finished Products within
[         *          ] of the P.O. date.  Starpak will build and ship to the
Shipping Location.  All receipts to the P.O. entered by the Shipping Location
by close of business [   *    ] will be paid [              *               ]
which will result in the issuance of a check within [            *           ]
to the Shipping Location.

     2. For each P.O. issued under this Agreement for Product Components, MS agrees to pay Starpak a per Product Component price (e.g., per each Jewel Case Component ordered) to be calculated as follows:

                                      [
     Per Product Component Price  =
                                                      *
                                                                       ]
                                      ---------------------------------
                                      [               *                ]


[                    *                     ]

    DEFINITIONS:

    [           *           ]      [

                                                       *

                                                                ]

    [           *           ]      [

                                                       *

                                                                ]

    [           *           ]      [

                                                       *

                                                                ]

     [                *                ]

            [

                            *

                                          ]

     [





                           *







                                          ]
     [
                  *
                             ]

     [

                  *
                             ]

     3. Starpak may be required to produce Product Components for new MS Product SKUs at any time during the term of this Agreement. Pricing for any such Product Components will be determined by using the formula set forth in
Section 2 above. Starpak agrees to make all reasonable effort to provide MS with Product Component pricing for new MS Product SKUs within [ * ] of receiving the MS Product SKU specification and BOM information from MS.

     4. From time to time BOM changes occur that may add or delete components from the MS Product SKU. These additions or deletions to the MS Product
[    *    ] shall be reflected accordingly in the material and labor
[    *    ].

                                  EXHIBIT C
                PRICE AND PAYMENT TERMS FOR ASSEMBLY SERVICES

     1. If assembly services are ordered as part of the P.O., each P.O. so
issued shall require delivery of the finished Products within [     *      ]
of the P.O. date. Starpak will build and ship according to the Shipping Location. All receipts to the P.O. entered by the Shipping Location by close
of business [    *    ] will be paid via the [         *         ] which will
result in the issuance of a check within [          *           ] to the
Shipping Location.

     2. For the assembly of the Product CD ROMs, Disk Set Component, Jewel Case Component, and the Assembled Box Component into a finished Product including shrink-wrap, MS agrees to pay Starpak for materials and labor on a
[             *             ] to be calculated as follows:

           [





                              *




                                         ]


3.  For materials and labor incurred to prepare the products for shipping,
    MS agrees to pay Starpak the following [               *             ]
    as part of its freight costs, as applicable:

           [

                            *

                                            ]

                                    C-1